As filed with the Securities and Exchange Commission on August 29, 2017

Registration No. 333-211345

Registration No. 333-188973

Registration No. 333-159443

Registration No. 333-91086

Registration No. 333-73876

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211345

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188973

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159443

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-91086

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-73876

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	550 Bowie Street, Austin, Texas 78703	74-1989366
(State or other jurisdiction of incorporation)	(Address of Principal Executive Offices including Zip Code)	(IRS Employer Identification No.)

WHOLE FOODS MARKET 2007 TEAM MEMBER STOCK PURCHASE PLAN

WHOLE FOODS MARKET GROWING YOUR FUTURE 401(k) PLAN

WHOLE FOODS MARKET 2009 STOCK INCENTIVE PLAN

WHOLE FOODS MARKET 401(k) RETIREMENT PLAN

(Full titles of the plans)

Heather Stern

General Counsel and Global Vice President of Legal Affairs

Whole Foods Market, Inc.

550 Bowie Street,

Austin, Texas 78703

(Name and Address of Agent for Service)

(512) 477-4455

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8671

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Whole Foods Market, Inc. (“Whole Foods Market”) with the Securities and Exchange Commission:

1.    Registration No. 333-211345, filed on May 13, 2016, relating to the Whole Foods Market 2007 Team Member Stock Purchase Plan and the Whole Foods Market Growing Your Future 401(k) Plan (the “GYF Plan”).

2.    Registration No. 333-188973, filed on May 31, 2013, relating to the Whole Foods Market 2009 Stock Incentive Plan and the GYF Plan.

3.    Registration No. 333-159443, filed on May 22, 2009, relating to the Whole Foods Market 2009 Stock Incentive Plan, the Whole Foods Market 2007 Team Member Stock Purchase Plan, and the GYF Plan.

4.    Registration No. 333-91086, filed on June 24, 2002, as amended on April 29, 2003, relating to the Whole Foods Market 401(k) Retirement Plan (the “Retirement Plan”).

5.    Registration No. 333-73876, filed on November 21, 2001, as amended on June 24, 2002 and April 29, 2003, relating to the GYF Plan.

Pursuant to the Agreement and Plan of Merger, dated as of June 15, 2017 (the “Merger Agreement”), by and among Amazon.com, Inc. (“Amazon”), Whole Foods Market, and Walnut Merger Sub, Inc., Whole Foods Market became a subsidiary of Amazon. As a result of the transaction contemplated by the Merger Agreement, Whole Foods Market has terminated all offerings of its Common Stock, no par value, and the GYF Plan and the Retirement Plan have terminated all offerings of plan interests, pursuant to the Registration Statements, and Whole Foods Market, the GYF Plan, and the Retirement Plan hereby remove and withdraw from registration all such securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August, 2017.

WHOLE FOODS MARKET, INC. (REGISTRANT)

By:	/s/ Heather Stern
Heather Stern
General Counsel and Global Vice President of Legal Affairs

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-8 on behalf of Whole Foods Market.

Pursuant to the requirements of the Securities Act of 1933, the Whole Foods Market Growing Your Future 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August, 2017.

WHOLE FOODS MARKET GROWING YOUR FUTURE 401(k) PLAN

By:	WHOLE FOODS MARKET, INC. BENEFITS ADMINISTRATIVE COMMITTEE, Plan Administrator

By:	/s/ Amy Green
Amy Green
Chairman, Benefits Administrative Committee Whole Foods Market, Inc.

Pursuant to the requirements of the Securities Act of 1933, the Whole Foods Market 401(k) Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of August, 2017.

WHOLE FOODS MARKET 401(k) RETIREMENT PLAN

By:	WHOLE FOODS MARKET GROWING YOUR FUTURE 401(k) PLAN, its successor

By:	WHOLE FOODS MARKET, INC. BENEFITS ADMINISTRATIVE COMMITTEE, Plan Administrator

By:	/s/ Amy Green
Amy Green
Chairman, Benefits Administrative Committee Whole Foods Market, Inc.

6